EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated as of September  7, 2004, is made and entered into by and between Party City Corporation, a Delaware corporation (the “Company”), and Gregg A. Melnick (the “Executive”).

     WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Employment.

          (a) Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to employ the Executive and the Executive hereby agrees to accept his employment by the Company.

          (b) Employment Period. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period commencing on September  16, 2004 (the “Commencement Date”) and ending on the one year anniversary of the Commencement Date (the “Employment Period”); provided, that (i) the Employment Period will automatically be extended for successive one year periods thereafter upon the terms and conditions set forth herein (each successive one-year period being deemed included in and a part of the Employment Period as used herein), unless either party gives the other party written notice of such party’s intention not to renew this Agreement at least three months prior to the end of the original one-year period or any such successive one-year renewal period, and (ii) the Employment Period may be terminated earlier as provided hereinafter.

          (c) Duties. During the Employment Period, the Executive shall serve as Senior Vice President and Chief Financial Officer of the Company. Executive shall report to the Company’s Chief Executive Officer (the “CEO”). Executive shall have such duties, authority and responsibilities as determined by the CEO commensurate with Executive’s position as CFO. During the Employment Period, the Executive shall devote his full attention and time to the business and affairs of the Company and shall carry out such duties and responsibilities faithfully and to the best of his ability.

          (d) Place of Employment. Executive shall perform the duties required of him by this Agreement from the Company’s offices located in Rockaway, New Jersey (subject to normal and customary travel requirements relating to the conduct of Executive’s duties and responsibilities). Each time during Executive’s employment hereunder that the Company decides to change Executive’s principal place of business to a location fifty (50) or more miles from his then current location, the Company shall give Executive ninety (90) days written notice of the same. In such event, Executive shall have the option of relocating pursuant to the terms set forth in paragraph 6 hereof, or terminating his employment with the Company on thirty (30) days written notice. Executive’s voluntary termination under this paragraph shall be deemed a termination for Good Reason (as hereinafter defined).

     2. Salary. For the services rendered by the Executive under and during the Employment Period, the Company shall pay to Executive as compensation, subject to any applicable withholding and deductions, an annual base salary of $295,000 (the “Base Salary”). In addition, in consideration for Executive’s agreement to abide by the provisions of Paragraph 7 herein, the Company shall pay to Executive, subject to any applicable withholding and deductions, an annual stipend of $30,000 (the “Restrictive Covenant Stipend”) (the Base Salary and the Restrictive Covenant Stipend hereafter referred to as the “Salary”). The Salary shall be subject to annual review and increases at the direction of the Board. The Salary shall be payable in accordance with the Company’s regular payroll practice for its senior executives, as in effect from time to time.

     3. Incentive Compensation. (i) In addition to Salary, the Executive shall be entitled to earn an annual bonus for each full Fiscal Year of the Company during the Employment Period pursuant to the Company’s annual incentive bonus plan as in effect from time to time and based on attaining certain performance objectives thereunder (the “Performance Bonus”). The target amount of the Performance Bonus for each Fiscal Year during the Employment Period shall be forty percent (40%) of Executive’s Salary, at the rate in effect as of the last day of the Fiscal Year for which such bonus is paid. The actual Performance Bonus may be more or less than 40% of Salary, based on actual performance according to the reasonable performance objectives established. Notwithstanding the foregoing, (A) the Executive shall be deemed to have been employed for the full Fiscal Year for purposes of determining the Performance Bonus for the Company’s Fiscal Year 2005, and (B) Executive shall receive a minimum guaranteed bonus in the amount of $75,000 to be payable for the Company’s Fiscal Year 2005, which minimum guaranteed bonus shall be paid not later than September 30, 2005.

     (ii) Stock Options. The Executive shall be granted on the Commencement Date, nonqualified stock options (the “Stock Options”) to acquire 60,000 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), at an exercise price per share equal to a share of Common Stock at the market close on the Commencement Date. The Options shall have a term of ten years from the date of grant and shall vest and become exercisable as follows:

15,000 shares shall vest and become fully exercisable on September 16, 2005, provided Executive is employed by the Company on such date;

15,000 shares shall vest and become fully exercisable on September 16, 2006, provided Executive is employed by the Company on such date;

15,000 shares shall vest and become fully exercisable on September 16, 2007, provided Executive is employed by the Company on such date; and

15,000 shares shall vest and become fully exercisable on September 16, 2008, provided Executive remained employed by the Company through such date.

     (iii) Vacation. For the period beginning with the Commencement Date through December 31, 2004, Executive shall be entitled to one (1) week of paid vacation. Thereafter during the Employment Period, the Executive shall be entitled to three weeks of paid vacation each calendar year.

     (iv) Automobile Allowance. During the Employment Period, the Executive shall be reimbursed for the actual cost of leasing and insuring an automobile, up to a maximum of $675.00 per month.

     4. Benefit Plans. The Executive shall be eligible to participate in any health insurance plan, dental insurance plan, retirement plan, fringe benefit plan, or other employee benefit plan generally made available by the Company to all employees or to other executive officers of the Company in the same class as the Executive. Participation in any such plan or program shall be subject to the terms and conditions of such plan, including any waiting periods and/or eligibility requirements thereunder.

     5. Reimbursement of Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, in accordance with the Company’s policies and procedures established for reimbursement of expenses of executive officers in the same class as the Executive. Reimbursement shall be subject to prompt presentation by Executive of expense statements, receipts or such other supporting information as the Company may require or as may be required for tax purposes.

     6. Housing and Relocation Expenses. Upon Executive’s relocation pursuant to paragraph 1(d):

          (a) The Company shall pay for all reasonable packing, moving, unpacking and other proper miscellaneous expenses associated with the relocation, subject to proper documentation of such expenses;

          (b) Upon Executive’s request, and at the Company expense, the Company shall use reasonable efforts to assist Executive in finding a suitable residence at the relocation site; and

          (c) The Company shall pay the reasonable costs incidental to the relocation of Executive’s family, including transportation and temporary accommodation expenses of Executive’s family at the time of the relocation and for up to 3 visits to the new location prior to relocation, if such prior visits are necessary to find suitable housing and/or schooling, subject to proper documentation of such expenses.

     7. Termination of Employment.

          (a) Termination of the Employment Period. Notwithstanding Paragraph 1(b), the Company reserves the right at any time during the Employment Period to terminate Executive’s employment with or without Cause. The Employment Period shall end upon the earliest to occur of (i) Executive’s death or a termination of Executive’s employment by the Company due to Disability (as defined below), (ii) a termination of Executive’s employment by the Company for Cause, (iii) a termination of Executive’s employment by the Company without Cause, (iv) a resignation by the Executive, provided that Executive shall provide the Company with at least 30 days’ prior written notice of resignation without Good Reason, or (v) the expiration of this Agreement due to non-renewal by either party in accordance with Paragraph 1(b).

          (b) Benefits Payable Upon Termination. (i) In the event of the termination of Executive’s employment on account of Executive’s death, the termination of Executive’s employment by the Company due to Disability, Executive’s resignation without Good Reason, the Company’s termination of Executive’s employment for Cause, or the Company’s termination of Executive’s employment in conjunction with the Company’s non-renewal of this Agreement less than three (3) years after the Commencement Date, the Company shall pay to Executive, or Executive’s estate in the event of his death, in a lump sum within ten business days following Executive’s termination, all earned but unpaid then-existing Salary and Performance Bonus; provided, however, that, whether any Performance Bonus is earned at the time of Executive’s termination will be determined by reference to the terms of the Company’s respective bonus or performance-based compensation plans or programs, if any, or, if not set forth therein, as determined by the Company in its sole discretion (such earned but unpaid Salary and Performance Bonus hereafter referred to as “Earned Compensation”). (ii) In the event of the termination of Executive’s employment by the Company without Cause, Executive’s resignation for Good Reason, or the termination of Executive’s employment by the Company in conjunction with the Company’s non-renewal of this Agreement more than two (2) years after the Commencement Date, the

Company shall pay to Executive, in a lump sum within 10 business days following such termination, all Earned Compensation and continue to pay Executive’s then-existing Salary, in accordance with the Company’s regular payroll practices, for the 26 week period immediately following such termination. Notwithstanding anything herein to the contrary, to the degree that a Performance Bonus has been earned but cannot be calculated because the performance objectives applicable to such Performance Bonus cannot yet be calculated then payment of the earned Performance Bonus shall occur in a lump sum within 15 business days following the date on which such performance goals are calculated.

          (c) Definitions. For the purposes of this Agreement the following capitalized terms shall have the following meanings:

          (i) “Cause” shall mean any of the following: (A) fraud, personal dishonesty, embezzlement, or acts of gross negligence or gross misconduct on the part of Executive in the course of his employment; (B) a material breach of Executive’s fiduciary duty of loyalty to the Company; (C) a material breach of this Agreement by Executive that is injurious to the Company; (D) Executive’s commission of (x) a felony, or (y) any other crime (other than minor traffic violations) which could reasonably be expected to have, or which actually has, a material adverse financial impact on the Company or a material adverse impact on the Company’s reputation and standing in the community; (E) use of alcohol, narcotics or other controlled substances by the Executive which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or which impairs, or could reasonably be expected to impair, the performance of Executive’s duties hereunder; (F) any breach of Paragraph 8 hereunder; or (G) willful failure by Executive to follow the lawful directions of the Board (other than as a result of total or partial incapacity due to physical or mental illness) which is not cured for a period of thirty (30) days following written notice by the Company to Executive identifying and specifically describing such failure.

          (ii) “Disability” shall mean Executive’s inability to perform the material duties required of him by the Company and historically performed by him due to a mental or physical illness or incapacity for a period of three consecutive months or for shorter periods aggregating four months during any twelve-month period.

          (iii) “Good Reason” shall mean (A) the failure of the Company to pay or cause to be paid, or to provide or cause to be provided, any part of Executive’s compensation or benefits when due hereunder, or a reduction of Executive’s Salary; (B) any substantial and adverse reduction in Executive’s duties, responsibilities, control, authority, status or position with the Company; (C) any material breach by the Company of any of the terms of this Agreement which is not cured for a period of thirty (30) days following written notice by the

Executive to Company identifying and specifically describing such failure; (D) voluntary termination by Executive pursuant to paragraph 1(d) hereof; or (E) a Change of Control (as defined herein) provided Executive exercises his rights hereunder within ninety (90) days of the happening of such Change in Control.

          (iv) A Change of Control shall be deemed to have occurred if, following the date of this Agreement:

(A)	An individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of 50% or more of the combined voting power of the Company’s outstanding securities; or

(B)	Individuals who constitute the Company’s Board of Directors on the date hereof cease for any reason to constitute at least a majority thereof; or

(C)	The Company consummates a plan or agreement providing (x) for a merger or consolidation of the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) for a sale, lease exchange and/or other disposition of all or substantially all of the assets (excluding real estate) of the Company.

          (d) Full Discharge of Company Obligations. The amounts payable to the Executive pursuant to this Paragraph 7 following termination of his employment shall be in full and complete satisfaction of the Executive’s rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the commencement of Executive’s receipt of such amounts, and contingent on the full payment of such amounts, the Company shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive’s employment with the Company and its subsidiaries. Executive agrees to enter into a release and waiver of claims agreement satisfactory to the Company and Executive at the time of

Executive’s termination of employment in order to implement the purposes hereof.

     8. Restrictive Covenants. By and in consideration of the Restrictive Covenant Stipend and Base Salary and other benefits to be provided by the Company hereunder, the Executive agrees that:

          (a) Noncompetition. During the Employment Period and during the six month period following termination of the Executive’s employment for any reason (the “Restriction Period”), the Executive shall not, directly or indirectly, whether as a principal, partner, employee, agent, consultant, shareholder (other than shares purchased prior to the effective date of this Agreement or as a holder, or a member of a group which is a holder, of not in excess of five percent (5%) of the outstanding voting shares of any publicly traded company) or in any other relationship or capacity be affiliated with any business corporation, partnership, enterprise or entity in any geographic area, which competes with the Company’s Business (as defined below). For purposes of this Agreement, the “Company’s Business” at any time means the sale of party goods, including costumes, and any other line of business which the Company or any of its subsidiaries (collectively, the “Company Group”) is engaged in or has substantial plans to become engaged in at the time.

          (b) Confidentiality. Unless specifically authorized in writing by the Company to do so, except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, the Executive shall not disclose (i) any information disclosed or made available to the Executive or known by the Executive as a direct or indirect consequence of or through employment by the Company, or (ii) any other information related to the Company’s referral sources, business practices, trade secrets, operating methods, techniques, products, processes, services or other operations (individually or collectively “Operations”), including, but not limited to, information relating to research, development, inventions, accounting, engineering or marketing of such Operations and including any such information of any third party which the Company is under an obligation to keep confidential (individually or collectively, “Confidential Information”) to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of the Executive’s breach of this Paragraph 8(b)). Notwithstanding the foregoing, if the Executive is required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency to disclose Confidential Information, the Executive shall provide the Company with prompt written notice of such requirement and shall assist the Company to seek a protective order or other appropriate remedy protecting its interests. In any event, the Executive will furnish only that part of the Confidential Information that is required to be disclosed by the court order or subpoena and will use reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to any Confidential Information so furnished.

          (c) Nonsolicitation of Employees. During the Employment Period and the Restriction Period, the Executive shall not directly or indirectly solicit, encourage or induce any employee of the Company Group to terminate employment with the Company Group, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company Group unless such person shall have ceased to be employed by the Company Group for a period of at least six months.

          (d) Company Property. Except as expressly provided herein, at the time of the Executive’s termination of employment or at any other time as the CEO may request, the Executive shall return to the Company all property of the Company Group, including any credit cards, keys or entry cards, automobile and other machinery, all computers, cell phones or other electronic equipment and all memoranda, notes, records, reports, manuals, drawings and blueprints, including electronic versions, concerning the Company’s Business (and all copies thereof) in the Executive’s possession or under his control.

          (e) Developments the Property of the Company. All discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed or otherwise made or created or produced by the Executive alone or with others, and in any way relating to the Company’s Business, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, at any time during the Employment Period (“Developments”), shall be the sole and exclusive property of the Company. The Executive agrees to, and hereby does, assign to the Company, without any further consideration, all of the Executive’s right, title and interest throughout the world in, and to, all Developments. The Executive agrees that all such Developments that are copyrightable may constitute works made for hire under the copyright laws of the United States and, as such, acknowledges that the Company is the author of such Developments and owns all of the rights comprised in the copyright of such Developments and the Executive hereby assigns to the Company without any further consideration all of the rights comprised in the copyright and other proprietary rights the Executive may have in such Developments to the extent that it might not be considered a work made for hire. The Executive shall make and maintain adequate and current written records of all Developments and shall disclose all Developments fully, and in writing, to the Company promptly after the development of same, and at any time upon request.

          (f) Protection of Legitimate Business Interests. Executive acknowledges that (i) Executive’s position with the Company requires the performance of services which are special, unique and extraordinary in character and places him in a position of confidence and trust with the customers and employees of the Company, through which, among other things, he will obtain knowledge of the Company’s technical information and know-how and become acquainted with its customers, in which matters the Company has substantial proprietary interests, (ii) the restrictive covenants in this Paragraph 8 are necessary in order to protect and maintain such proprietary interests and other legitimate business interests of the Company, and (iii) the Company would not have entered into this Agreement unless such covenants were included herein.

          (g) Injunctive Relief and Other Remedies with Respect to Covenants. The Executive acknowledges and agrees that the covenants and obligations of the Executive with respect to noncompetition, nonsolicitation, confidentiality, Company property, developments and nondisparagement relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, the Executive agrees that the Company shall (i) be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining the Executive from committing any violation of the covenants and obligations contained in this Paragraph 8 and (ii) have no further obligation to make any payments to the Executive hereunder following any material violation of the covenants and obligations contained in this Paragraph 8. These remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. The Executive (x) acknowledges and agrees that the covenants set forth in Paragraph 8 are reasonable and valid in geographical and temporal scope and in all other respects and (y) represents that his economic means and circumstances are such that such covenants will not prevent him from providing for himself and his family on a basis satisfactory to him.

          (h) Non-Disparagement. Executive shall not at any time after the date hereof disparage the Company Group or any of its officers, directors, shareholders or any of their respective affiliates. The obligations of Executive under this Paragraph 8(h) shall not apply to truthful disclosures that are required by applicable law, regulation or order of a court or governmental agency, nor shall anything set forth in this paragraph preclude Executive from engaging in competition with the Company where not otherwise prohibited hereunder.

          (i) Notifications. The Executive agrees that prior to becoming employed by any entity during the Restriction Period, the Executive will (i) provide notice to the Company of such employment and (ii) provide copies of Paragraphs 8(a), (b) and (c) to such prospective employer. The Executive further agrees that, in the event the Company determines that such employment would conflict with any of Executive’s obligations under this Agreement and has provided ten (10) days’ prior written notice to the Executive of such determination by the Company, the Company may provide notice to such prospective employer of the Executive’s obligations under this Agreement, including, without limitation, the Executive’s obligations pursuant to this Paragraph 8.

     9. Miscellaneous.

          (a) Survival. Paragraphs 7 (relating to early termination of employment), 8 (containing the restrictive covenants ), and all the provisions of this Paragraph 9 shall survive the termination of this Agreement (and the Executive’s employment hereunder) in accordance with their terms.

          (b) Validity and Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, any court or arbitrator so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of such provisions of this Agreement. If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. Any such holding shall affect such provision of this Agreement, solely as to that jurisdiction, without rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope, either geographical or temporal, is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

          (c) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration; provided, that any dispute or controversy relating to Paragraph 8 (including any claim for specific performance) may be brought by any party hereto in any court of competent jurisdiction; provided, further, that, if the state or federal courts of New Jersey have jurisdiction, such disputes or controversies shall be litigated in New Jersey. The arbitration shall be held in Morris County, New Jersey and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Labor Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and the Executive. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators. Judgments on any award may be entered in and enforced by any court of appropriate jurisdiction. Each party shall pay his or its own costs for the arbitration or litigation, as the case may be, with the cost of the arbitrator, if applicable, to be equally divided between the parties.

          (d) Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the Company and any person or entity that succeeds to the interest of the Company (regardless of whether such succession does or does not occur by operation of law) by reason of the sale of all or a portion of the Company’s stock, a merger, consolidation or reorganization involving the Company, or unless the Company otherwise elects in writing, a sale of the assets of the business of the Company (or portion thereof) in which the Executive performs a majority of his services. This Agreement shall also inure to the benefit of the Executive’s heirs, executors, administrators and legal representatives.

          (e) Assignment. This Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of the business assets with respect to which Executive is performing a majority of his services at any such time.

          (f) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein. No other agreement relating to the terms of the Executive’s employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties relating to the terms of Executive’s employment with the Company other than those that are expressly contained herein. The Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences.

          (g) Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

          (h) Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon actual receipt by the party to which such notice shall be directed; provided, that, a refusal by a party to accept delivery shall constitute receipt. Notices shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company:	Party City Corporation
400 Commons Way
Rockaway, New Jersey 07866
Attention: Vice President

of Human Resources

with a copy to:	Party City Corporation
400 Commons Way
Rockaway, New Jersey 07866
Attention: Vice President
and General Counsel

If to the Executive:	Gregg Melnick
8 Darby Terrace
Livingston, NJ 07039

          (i) Indemnification. The Company hereby agrees to indemnify the Executive and hold him harmless to the fullest extent permitted by law and under the by-laws of the company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from the Executive’s good faith performance of his duties and obligations with the Company.

          (j) D&O Insurance. The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the term of this Agreement in the same amount and to the same extent as the Company covers its other officers and directors.

          (k) No Conflicting Obligations. The Executive represents that his performance of the terms of this Agreement and his employment by the Company does not and will not breach any agreement to which the Executive is a party including (without limitation) any agreement to keep in confidence proprietary information or trade secrets acquired by the Executive in confidence or in trust prior to the date of this Agreement. The Executive has not entered into, and hereby agrees not to enter into, any agreement whether written or oral in conflict with this Agreement. The Executive further agrees not to use in the performance of his duties for the Company any confidential materials or documents of a present or former employer of the Executive, or any materials or documents obtained by the Executive under a binder of confidentiality imposed by reason of any of the Executive’s consulting relationships, if any, unless such materials or documents are generally available to the public or the Executive has authorization from such present or former employer or client for the possession and unrestricted use of such materials.

          (l) Right of Offset. The Company may offset any payment to be made to the Executive pursuant to this Agreement by any amount the Executive owes to the Company as of the time such payment would otherwise be made.

          (m) Amendments. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

          (n) Headings. Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

          (o) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (p) Withholding. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

          (q) Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto set his hand as of the day and year first above written.

PARTY CITY CORPORATION

By: Melissa Wallace

Its: Vice President of Human Resources

/s/ Melissa Wallace

GREGG MELNICK

/s/ Gregg Melnick